Exhibit 4.1

                                 COMPUTER PRODUCTS, INC.

                               1990 PERFORMANCE EQUITY PLAN
                                       AS AMENDED

               Section 1.  Purpose; Definitions.

                    1.1.  Purpose.  The purpose of  the Computer Products,
                          -------

               Inc. (the "Company") 1990 Performance Equity Plan (the "Plan") is to enable the Company to offer to its key employees and to key employees of its subsidiaries, long term performance-based stock and/or other equity interests in the Company, thereby enhancing its ability to attract, retain and reward such key employees, and to increase the mutuality of interests between those employees and the stockholders of the Company. The various types of long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

                    1.2.   Definitions.   For  purposes of  the  Plan, the
                           -----------
               following terms shall be defined as set forth herein:
               (a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

               (b)  "Board" means the Board of Directors of the Company.

               (c) "Change of Control" means a change of control of the Company pursuant to Section 10 hereof.

               (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.

               (e) "Committee" means the Stock Option Committee of the Board or any other committee of the Board which the Board may designate.

               (f) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

               (g) "Company" means Computer Products, Inc., a corporation organized under the laws of the State of Florida, and any successor thereto.

               (h) "Deferred Stock" means Stock to be received, under an award made pursuant to Section 8 hereof, at the end of a specified deferral period.

               (i) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

               (k) "Exchange Act Holder" means such officer or director or 10% beneficial owner of Common Stock subject to Section 16(b) of the Exchange Act.

               (l) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock (as hereinafter defined) is listed on a national securities exchange or quoted on the NASDAQ National Market System, the closing price of the Common Stock on the last preceding day on which the Common Stock was traded, as reported on the composite tape or by NASDAQ/NMS System Statistics, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System, but is traded in the over-the-counter market, the average of the bid and asked prices for the Common Stock on the last preceding day for which such quotations are reported by NASDAQ; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) hereof, such price as the Committee shall determine.

               (m) "Formula Price Per Share" means the highest gross price (before brokerage commissions, soliciting dealers' fees and similar charges) paid for any share of Common Stock at any time during the ninety-day period immediately prior to the Change of Control (whether by way of exchange, conversion, distribution, liquidation or otherwise) paid or to be paid for any share of Common Stock in connection with a Change of Control. If the consideration paid or to be paid in any transaction that results in a Change of Control consists, in whole or in part, of consideration other than cash, the Board shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the value, if any, attributed to such consideration by any other party to such transaction that results in a Change of Control.

               (n) "Holder" means an eligible employee or prospective employee of the Company or a Subsidiary who has received an award under the Plan.

               (o) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422A of the Code.

               (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

               (q) "Other Stock-Based Award" means an award under Section 9 hereof that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

               (r)    "Plan"  means  this  Computer  Products,  Inc.   1990
               Performance Equity Plan, as hereinafter amended from time to time.

               (s) "Restricted Stock" means Common Stock, received under an award made pursuant to Section 7 hereof, that is subject to restrictions under said Section 7.

               (t) "SAR Value" means the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in a related Stock Option in the case of a Stock Appreciation Right granted in tandem with a Stock Option and the Stock Appreciation Right price per share in the case of a Stock Appreciation Right awarded on a free standing basis multiplied by the number of shares in respect of which the Stock Appreciation Right shall be exercised, on the date of exercise.

               (u) "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 hereof, to recover an amount equal to the SAR Value.

               (v) "Stock Option" or "Option" means any Non-Qualified Stock Option or Incentive Stock Option to purchase shares of Stock which is awarded pursuant to the Plan.

               (w) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in
               Section 425(f) of the Code.


               Section 2.  Administration.

                    2.1.    Committee  Membership.    The  Plan  shall  be
                            ---------------------
               administered by the Committee, the membership of which shall be at all times constituted so as to not adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act or with the requirements of any other applicable law, rule or regulation.

                    2.2.  Powers of Committee .  The  Committee shall have
                          -------------------
               full authority to award, pursuant to the terms of the Plan, to eligible employees and prospective employees described under Section 4 hereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

               (a) to select the eligible employees and prospective employees to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

               (b) to determine the Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards, or any combination thereof, if any, to be awarded hereunder to one or more eligible employees;

               (c) to determine the number of shares to be covered by each award granted hereunder;

               (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

               (e) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

               (f) to determine the terms and conditions under which awards hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

               (g) to determine the extent and circumstances under which Common Stock and other amounts payable with respect to an award hereunder shall be deferred, which may be either automatic or at the election of the Holder; and

               (h) to substitute (A) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (B) new awards of any other type for previously granted awards of the same or other type, which previously granted awards are upon less favorable terms.

                    2.3.  Interpretation of Plan .  Subject  to Section 11
                          ----------------------
               hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422A of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422A.

               Subject to Section 11 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and the Holders.


               Section 3.  Common Stock Subject to Plan.

                    3.1.  Number of Shares.  The total number of shares of
                          ----------------
               Common Stock reserved and available for distribution under the Plan shall be 4,450,000 shares. If any shares of Common Stock that are subject to a Stock Option or Stock Appreciation Right cease to be subject to such Option or Stock Appreciation Right, or if any shares that are subject to a Restricted Stock or Deferred Stock award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. The number of shares of Common Stock deemed to be issued under the Plan upon the exercise of an Option or Other Stock-Based Award in the nature of a stock purchase right shall be reduced by the number of shares of Common Stock surrendered by the Holder in payment of the exercise or purchase price of the award and withholding taxes thereon.

                    3.2.   Character of  Shares.   Shares of  Common Stock
                           --------------------
               under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

                    3.3.  Adjustment Upon Changes in Capitalization, Etc.
                          -----------------------------------------------
               In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Holder or a regular cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, in the number of shares and Stock Appreciation Right price relating to Stock Appreciation Rights, and in the number of shares subject to, and related terms of, other outstanding awards (including but not limited to awards of Restricted Stock, Deferred Stock and Other Stock-Based Awards) as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of each Holder's rights, provided that the number of shares subject to any award shall always be a whole number.


               Section 4.  Eligibility.

                    4.1.  General.  Awards under  the Plan may be  made to
                          -------
               (i) officers and other key employees of the Company or any Subsidiary (including officers and key employees serving as directors of the Company) who are at the time of the grant of an award under this Plan regularly employed by the Company or any Subsidiary; and (ii) prospective employees of the Company or its Subsidiaries. The exercise of any Stock Option and the vesting of any award hereunder granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or a Subsidiary. The term "prospective employee" shall mean any person who holds an outstanding offer of regular employment on specific terms from the Company or a Subsidiary.

                    4.2.  Ineligibility for Awards .  No person  designated
                          ------------------------
               by the Board to serve on the Committee, effective at such future time so that he qualifies as a disinterested person, shall be eligible to receive any awards under the Plan during the period from the date such designation is made to
               the   date    such   designation    becomes   effective.
               Notwithstanding  Section  4.1  hereof,  no  member  of   the
               Committee, while serving as such, shall be eligible to receive an award under the Plan.


               Section 5.  Stock Options.

                    5.1.  Grant and Exercise.  Stock Options granted under
                          ------------------
               the Plan may be of two  types:  (i) Incentive Stock  Options
               and (ii)  Non-Qualified Stock  Options.   Any  Stock Option
               granted under the Plan shall contain such terms, not inconsistent with this Plan, as the Committee may from time to time approve. The Committee shall have the authority to grant to any Holder hereof Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights) and may be granted alone, in tandem with or in addition to other awards under the Plan. To the extent that any Stock Option (or portion thereof) does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Unless granted in substitution for another outstanding award, Options shall be granted for no consideration other than services.

                    5.2.   Terms and  Conditions.   Stock  Options granted
                           ---------------------
               under the Plan shall be subject to the following terms and conditions:

               (a)  Exercise Price.  The exercise price per share of Common
                    --------------
               Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Stock at the time of grant (110%, in the case of an Incentive Stock Option granted to a Holder ("10% Stockholder") who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent (if any) or subsidiary corporations, as those terms are defined in Sections 425(e) and (f) of the
               Code).

               (b)  Option Term.  The term  of each Stock Option  shall be
                    -----------
               fixed by the Committee, but no Stock Option shall be exercisable more than ten years (five years, in the case of an Incentive Stock Option granted to a 10% Stockholder) after the date on which the Option is granted.

               (c)  Exercisability.  Stock Options shall be exercisable at
                    --------------
               such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

               (d)  Method of Exercise.  Subject to  whatever installment,
                    ------------------
               exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in whole shares of Common Stock which are already owned by the Holder of the Stock Option or, unless otherwise provided in the Stock Option Agreement, partly in cash and partly in such Common Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock (which shall be valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Non-Qualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. Except as otherwise expressly provided in this Plan or in the Agreement, no Stock Option may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary. The Holder of a Stock Option shall have none of the rights of a stockholder with respect to the shares subject to the Stock Option until such shares shall be transferred to the Holder upon the exercise of the Stock Option.

               (e)  Buyout and Settlement Provisions.  The Committee may at
                    --------------------------------
               any time offer to buy out for cash or otherwise settle a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made, including a settlement by exchange of a different award under the Plan for the surrender of the Option.


               Section 6.  Stock Appreciation Rights.

                    6.1.  Grant and Exercise .  Stock  Appreciation Rights
                          ------------------
               may be granted in tandem with ("Tandem Stock Appreciation Right") or in conjunction with all or part of any Stock
               Option granted under the Plan or may be granted on a free-standing basis. In the case of a Non-Qualified Stock Option, a Tandem Stock Appreciation Right may be granted either at or after the time of the grant of such
               Non-Qualified Stock Option. In the case of an Incentive Stock Option, a Tandem Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option. Unless granted in substitution for another outstanding award, Stock Appreciation Rights shall be granted for no consideration other than services.

               A Tandem Stock Appreciation Right shall terminate and shall no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until after the number of shares remaining under the related Stock Option equals the number of shares covered by the Tandem Stock Appreciation Right.

               A Tandem Stock Appreciation Right may be exercised by a Holder, in accordance with Section 6.2 hereof, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Holder shall be entitled to receive such amount in the form of payment determined in the manner prescribed in Section 6.2 hereof. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent Tandem Stock Appreciation Rights have been exercised.


                    6.2.  Terms and Conditions.  Stock Appreciation Rights

                          --------------------
               shall be subject to the following terms and conditions:

               (a)  Exercisability.  Tandem Stock Appreciation Rights shall
                    --------------
               be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 hereof and this Section 6, and may be subject to such
               additional  limitations  on   exercisability  as  shall   be
               determined by the Committee and set forth in the  Agreement.
                Other  Stock Appreciation  Rights shall  be exercisable  at such time or times and subject to such terms and  conditions as shall be determined by the Committee and set forth in the Agreement. Notwithstanding anything to the contrary contained herein (including the provisions of Section 10.1 hereof), any Stock Appreciation Right granted to an Exchange Act Holder to be settled wholly or partially in cash (i) shall not be exercisable during the first six months of the term of such Stock Appreciation Right, except that this special limitation shall not apply in the event of death or Disability of such Holder prior to the expiration of the six-month period, and (ii) shall only be exercisable during the period beginning on the third business day following the date of release for publication of the Company of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

               (b)  Receipt of SAR  Value.  Upon  the exercise of  a Stock
                    ---------------------
               Appreciation Right, a Holder shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Common Stock equal to the SAR Value with the Committee having the right to determine the form of payment.

               (c)  Shares Affected Under  Plan.  Upon  the exercise of  a
                    ---------------------------
               Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 hereof on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares, if any, issued under the Tandem Stock Appreciation Right at the time of exercise based upon the SAR Value.

               (d)  Limited Stock Appreciation Rights .  The Committee  may
                    ---------------------------------
               grant "Limited Stock Appreciation Rights" i.e., Stock Appreciation Rights that become exercisable upon the occurrence of one or more of the events which trigger a Change of Control as defined in Section 10 hereof, and shall be settled in an amount equal to the Formula Price Per
               Share, subject to such other terms and conditions as the Committee may specify; provided, however, if any Limited Stock Appreciation Right is granted to an Exchange Act Holder such Limited Stock Appreciation Right (i) shall only be exercisable within sixty (60) days after the event triggering the Change of Control; and (ii) may not be exercised during the first six months after the date of grant of such Limited Stock Appreciation Right (except in the event of death or Disability of such Holder prior to the expiration of the six-month period; and (iii) shall only be exercisable in the event that the date of the Change of Control was outside the control of such Holder; and (iv) shall only be settled in cash in an amount equal to the Formula Price Per Share.


               Section 7.  Restricted Stock.

                    7.1.  Grant.  Shares of Restricted Stock may be awarded
                          -----
               either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. Unless granted in substitution for another outstanding award, Restricted Stock shall be granted for no consideration other than services.

                    7.2.   Terms and  Conditions.   Each  Restricted Stock
                           ---------------------
               award  shall  be   subject  to  the   following  terms   and
               conditions:

               (a)  Certificates.  Restricted Stock, when  issued, will be
                    ------------
               represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as hereinafter defined) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

               (b)  Rights of Holder .  Restricted  Stock shall constitute
                    ----------------
               issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Stock, with the exceptions that (A) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled;
               (B) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (C) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (D) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

               (c)   Vesting; Forfeiture .   Upon  the  expiration of  the
                     -------------------
               Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (A) such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (B) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.


               Section 8.  Deferred Stock.

                    8.1.  Grant.  Shares of Deferred Stock  may be awarded
                          -----
               either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards. Unless granted in substitution for an outstanding award or upon exercise of an Option, Deferred Stock shall be issued for no consideration other than services.

                    8.2.  Terms and Conditions.  Each Deferred Stock award
                          --------------------
               shall be subject to the following terms and conditions:



               (a)  Certificates.  At the expiration of the Deferral Period
                    ------------
               (or the additional Deferral Period referred to in Section 8.2(d) hereof ("Additional Deferral Period", where applicable), share certificates shall be delivered to the Holder, or his legal representative, representing the number of the shares equal to the number covered by the Deferred Stock award.

               (b)  Dividends.  As  determined by  the Committee,  amounts
                    ---------
               equal to any dividends declared during the Deferral Period (or the Additional Deferral Period, where applicable) with respect to the number of shares covered by a Deferred Stock award may be paid to the Holder currently or deferred and deemed to be reinvested in additional Deferred Stock.

               (c)   Vesting; Forfeiture .   Upon  the  expiration of  the
                     -------------------
               Deferral Period (or the Additional Deferral Period, where applicable) with respect to each award of Deferred Stock and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock shall become vested in accordance with the terms of the Agreement. Any Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock that has been so forfeited.

               (d)  Additional Deferral Period.  A Holder may  request to,
                    --------------------------
               and the Committee may in its sole discretion at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).


               Section 9.  Other Stock-Based Awards.

                    9.1.  Grant and Exercise.  Other Stock-Based Awards may
                          ------------------
               be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.

               The Committee shall determine the eligible persons to whom and the time or times at which grants of such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards. Notwithstanding the foregoing, except to the extent that an Other Stock-Based Award is granted in substitution for another outstanding award or is delivered upon exercise of an Option, the amount of consideration to be required to be received by the Company shall be either no consideration (other than services) or, in the case of an Other Stock-Based Award in the nature of a purchase right, an amount equal to or greater than 50% of the Fair Market Value of the shares to which the award relates on the date of grant of such award.

                    9.2.   Terms and  Conditions.   Each Other  Stock-Based
                           ---------------------
               Award  shall  be   subject  to  the   following  terms   and
               conditions:

               (a)  Dividends.  The Holder  of an Other  Stock-Based Award
                    ---------
               shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares covered by the award, as determined by the Committee. The Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Stock.

               (b)  Vesting; Forfeiture.  Any Other  Stock-Based Award and
                    -------------------
               any Common Stock covered by an Other Stock-Based Award shall vest or be forfeited to the extent so provided in the Agreement.


               Section 10.  Acceleration.

                    10.1.  Acceleration Upon Change of Control.  Unless the
                           -----------------------------------
               award Agreement provides otherwise or unless the Holder waives the application of this Section 10.1 prior to a Change of Control (as hereinafter defined), in the event of a Change of Control:

               (a) Each outstanding Stock Option, Stock Appreciation Right and Limited Stock Appreciation Right granted under the Plan shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement; and

               (b) All restrictions and deferral limitations related to awards of Restricted Stock, Deferred Stock and Other Stock-Based Awards, shall be deemed to have expired and all such awards and any related Retained Distributions shall become vested.

                    10.2.   Change of  Control  Defined .   A  "Change  of
                            ---------------------------
               Control" shall be deemed to have occurred upon any of the following events:

               (a) The consummation of  any of the following  transactions:
               (i) any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least 50% of the total voting power of the then-outstanding securities of the surviving corporation immediately after such transaction, or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the liquidation or dissolution of the Company; or

               (b) A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange
               Act), corporation or other entity (other than the Company, or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any Subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (i) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company's securities); or

               (c) If, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company's stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

                    10.3.  General Waiver by Committee. The Committee may,
                           ---------------------------
               after grant of an award, accelerate the vesting of all or any part of any Stock Option, Deferred Stock, Restricted Stock or any Other Stock-Based Award and/or waive any limitations or restrictions, if any, for all or any part of an award.

                    10.4.  Acceleration Upon Termination of Employment.  In
                           -------------------------------------------
               the case of a Holder whose employment with the Company or a Subsidiary is involuntarily terminated for any reason (other than for cause), the Committee may accelerate the vesting of all or any part of any award and/or waive in whole or in part any or all of the remaining deferral limitations or restrictions imposed hereunder or pursuant to the Agreement.

               Section 11.  Amendments and Termination.

                    11.1.  Amendments to Plan.  The Board may at any time,
                           ------------------
               and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the stockholders of the outstanding shares of Common Stock if
               (a) it increases the aggregate number of shares of Common Stock which are available pursuant to the Plan, (except as provided in Section 3 hereof) or (b) the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

                    11.2.  Amendments to Individual Awards.  The Committee
                           -------------------------------
               may amend the terms of any award granted under the Plan; provided, however, that subject to Section 3 hereof, no such amendment may be made by the Committee which in any material respect impairs the rights of the Holder without the Holder's consent.


               Section 12.  Term of Plan.

                    12.1.  Effective Date.  The Plan shall be effective as
                           --------------
               of August 29, 1990 ("Effective Date"), subject to the approval of the Plan by the stockholders of the Company within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company's stockholders (and no awards shall vest or
               otherwise  become  free  of   restrictions  prior  to   such
               approval).

                    12.2.  Termination Date .  No  award shall  be granted
                           ----------------
               pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards granted prior to such tenth anniversary may extend beyond that date. The Plan shall terminate at such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.


               Section 13.  General Provisions.

                    13.1.  Investment Representations.  The Committee  may
                           --------------------------
               require  each  person  acquiring  shares  of  Common   Stock
               pursuant to an award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

                    13.2.   Additional Incentive  Arrangements .   Nothing
                            ----------------------------------
               contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

                    13.3.  No Right of  Employment.  Nothing  contained in
                           -----------------------
               the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

                    13.4.  Withholding Taxes.  Not later than  the date as
                           -----------------
               of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to any award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

                    13.5.  Governing Law.  The Plan and all awards made and
                           -------------
               actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (without regard to choice of law provisions).

                    13.6.  Other Benefit Plans .  Any  award granted under
                           -------------------
               the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

                    13.7.  Employee Status .  A  leave of  absence, unless
                           ---------------
               otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any awards granted under the Plan shall not be affected by any change of employment, so long as the Holder continues to be an employee of the Company or any Subsidiary.

                    13.8.  Non-Transferability.  Other than the transfer of
                           -------------------
               a Stock Option, Stock Appreciation Right or other award by will or by the laws of descent and distribution, no award under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Any Stock Option, Stock Appreciation Right or other award granted under this Plan is only exercisable during the lifetime of the Holder by the Holder or by his guardian or legal representative.

                    13.9.  Applicable Laws.  The obligations of the Company
                           ---------------
               with respect to all awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed or the NASDAQ National Market System if the Common Stock is designated for quotation thereon.

                    13.10.  Conflicts.  If any of the  terms or provisions
                            ---------
               of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422A of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options, Section 422A of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under
               Section 422A of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

                    13.11.  Written Agreements.  Each award  granted under
                            ------------------
               the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.

                    13.12.  Consideration For Common Stock.  The Committee
                            ------------------------------
               may not grant any awards under the Plan pursuant to which the Company will be required to issue any shares of Common Stock unless the Company will receive consideration for the shares of Common Stock sufficient under the laws of the State of Florida so that such shares of Common Stock will be fully paid and non-assessable when issued.

                    13.13.   Common Stock  Certificates.   Notwithstanding
                             --------------------------
               anything to the contrary contained herein, whenever certificates representing shares of Common Stock subject to an award are required to be delivered pursuant to the terms of the Plan, the Company may in lieu of such delivery requirement comply with the provisions of Section 607.0626 of the Florida Business Corporation Act.

               All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                    13.14.  Unfunded Status of Plan.  The Plan is intended
                            -----------------------
               to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

                    13.15   1991 Long Term Performance Plan.  The Committee
                            -------------------------------
               may authorize that Stock and/or Deferred Stock issued under this Plan be awarded to participants in the Company's 1991
               Long Term Performance Plan, made effective January 1,  1991.
                Any  such  Stock  or Deferred  Stock  shall  be  issued  in accordance with,  and subject  to  the provisions  of,  this
               Plan.